Exhibit 10.1

AGREEMENT CONCERNING EMPLOYMENT

AGREEMENT AND STOCK OPTIONS

WHEREAS, Dynegy Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Bruce A. Williamson, the Chief Executive Officer of the Company (the “Executive”) on October 18, 2002; and

WHEREAS, effective August 17, 2005, the Employment Agreement was amended to change the period prior to expiration of the Employment Agreement within which either party could give notice that it did not consent to the automatic renewal of the Employment Agreement for one year at the end of its initial three year term; and

WHEREAS, effective September 15, 2005, the Employment Agreement was further amended to extend the term of the Employment Agreement through October 2006, and to modify the period during which options to purchase shares of the Company’s Class A Common Stock (“Common Stock”) may be exercised in certain circumstances; and

WHEREAS, the Company and Executive are concerned that the amendments to the Employment Agreement may be deemed a modification of the terms of the options referenced in the Employment Agreement and therefore such options might be treated as “deferred compensation” subject to Section 409A of the Internal Revenue Code, as amended (“Section 409A”); and

WHEREAS, it is the intent of the Company and Executive that the referenced options not be subject to Section 409A or that such options be compliant with Section 409A while preserving for the parties the economics of the Employment Agreement and other compensatory elements of the relationship between the Company and the Executive; and

NOW, THEREFORE, the Company and Executive hereby agree to the following terms as reasonable good faith compliance with Section 409A on this 16th day of March, 2006:

I.	AMENDMENT OF THE EMPLOYMENT AGREEMENT

The Employment Agreement is hereby amended according to the terms of the Third Amendment in the form attached hereto as Appendix A.

II.	CANCELLATION OF EXISTING STOCK OPTIONS

The outstanding vested and nonvested options to purchase shares of Common Stock identified in Appendix B that were previously granted to the Executive by the Company and are presently outstanding (individually the “Option” and collectively the “Options”) are hereby terminated and are null and void effective as of the date hereof.

III.	AWARD OF NEW 2006 OPTION

A.	Valuation of Cancelled Unvested and Partially Unvested Options. The Black-Scholes value (“Black-Scholes Value”) of all Options (as identified in Appendix C) has been calculated based on the fair market value of a share of Common Stock, as determined under the Dynegy Inc. 2002 Long Term Incentive Plan (the “Plan”), as of the date hereof (the “Fair Market Value”) and such other assumptions set forth on Appendix C.

B.	Award of New Stock Option. Pursuant to the terms and conditions specified in the Option Agreement attached hereto as Appendix D, the Company shall grant Executive effective as of the date hereof (the “Grant Date”) a new option to purchase a number of shares of Common Stock with a Black-Scholes Value equal to the Black-Scholes Value of the Options (the “2006 Option”), less the Intrinsic Value of the vested portion of the Options as described in Paragraph IV.A of the Employment Agreement. The price at which a share of Common Stock may be purchased upon exercise of the 2006 Option shall equal the Fair Market Value as of the date of grant. The number of shares to be granted and the exercise price of the 2006 Option are set forth in the Option Agreement attached as Appendix D.

IV.	CASH PAYMENT TO EXECUTIVE

A.	Deferred Cash Payment. The Company shall pay the Executive a single cash lump sum payment on January 15, 2007 of $5,565,187, which is equal to the difference between the Fair Market Value of the shares of Common Stock subject to vested Options as identified in Appendix E on the Grant Date less the exercise price of such Options (the “Intrinsic Value”), with interest on such difference from the date hereof until January 15, 2007, at the rate of 7.50% (the prime rate as of the date hereof), compounded monthly.

V.	SECTION 409A COMPLIANCE

A.	The parties intend for this arrangement to comply with the provisions of Section 409A of the Internal Revenue Code and related regulations and Treasury pronouncements (“Section 409A”). If the parties determine that any provision provided herein or in the Employment Agreement results in the imposition of an excise tax under the provisions of Section 409A, the Executive and the Company agree that each will use good faith efforts to reform any such provision to avoid imposition of any such excise tax in the manner that the Executive and the Company mutually determine are appropriate to comply with Section 409A.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

EXECUTIVE

/s/ Bruce A. Williamson
Bruce A. Williamson

DYNEGY INC.

By:	/s/ J. Kevin Blodgett
Name:	J. Kevin Blodgett
Title:	General Counsel & EVP, Administration

APPENDIX A

Third Amendment to Employment Agreement

APPENDIX B

Options Terminated

Grant Date	Number of Vested Options	Number of Unvested Options	Exercise Price
October 23, 2002	1,333,333	0	$0.88
February 10, 2004	270,619	135,309	$4.48
January 19, 2005	213,115	426,229	$4.30

	1,817,067	561,538

APPENDIX C

Black-Scholes Value of Options Terminated

Grant Date	Number of Options	Exercise Price	Black-Scholes Value
October 23, 2002	1,333,333	$0.88	$4.15
February 10, 2004	405,928	$4.48	$2.30
January 19, 2005	639,344	$4.30	$2.54

	2,378,605

Fair Market Value of Dynegy Common Stock on March 16, 2006: $4.88 per share.

APPENDIX D

2006 Option Agreement

APPENDIX E

Cash payment to be made on January 15, 2007 is $5,565,187 plus interest at 7.50%, compounded monthly.